Exhibit 10.12

FIRST AMENDMENT TO THE

STOCK OPTION PLAN AGREEMENT

THIS FIRST AMENDMENT, made this 12th day of August, 2005, by Gencor Industries, Inc. (the “Company”) and                      (the “Optionee”)

W I T N E S S E T H:

WHEREAS, the Company established the Gencor Industries, Inc. 1997 Stock Option Plan (the “Plan”); and

WHEREAS, in accordance with the Plan, the Company and Optionee entered into a Stock Option Agreement effective as of March 30, 2001 (the “Stock Option Agreement”); and

WHEREAS, the Company and Optionee desire to amend the Stock Option Agreement;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, to amend the Stock Option Agreement effective as of August 15, 2005 as follows:

1. Section 7 of the Agreement is hereby amended to read as follows:

“7. Medium of Payment. The purchase price for those Shares with respect to which this Option, and any withholding or employment taxes required to be paid by the Optionee in connection with the exercise of the Option (and/or receipt and/or vesting of any Shares received upon exercise of the Option) shall be payable in any of the following manners: (a) cash, (b) certified or official bank check, (c) money order, (d) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Committee determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (e) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the exercise price and any applicable income or employment taxes, (f) the withholding of Shares otherwise deliverable upon exercise of the Option (to the extent that the Committee determines that the withholding will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (g) in such other consideration as the Committee deems appropriate, or by a combination of the above.”

2. The following new Section 23 is hereby added to the Stock Option Agreement to read as follows:

“23. Issuance of Non-Vested Shares. In the event that the Optionee exercises all or any portion of this Option, a portion of the Shares received by the Optionee upon exercise of the Option (the “Non-Vested Portion”) shall be subject to the provisions of this Section 23. For purposes of this Agreement, the number of Shares (the “Non-Vested Shares”) that shall constitute the Non-Vested Portion shall be that number of Shares (rounded down to the nearest whole share) that have a Fair Market Value on the date on which the Option is exercised (the “Exercise Date”) equal to the product of (i) the number of Shares with respect to which the Option is being exercised multiplied by (ii) the amount by which the Fair Market Value of a Share on the Exercise Date exceeds the purchase price of the Shares.

(a) Vesting of Non-Vested Shares. The Non-Vested Shares acquired upon exercise of the Option shall become vested in accordance with the following provisions:

(i) All of the Non-Vested Shares shall become fully vested on December 31, 2007 if the Optionee’s Continuous Service has not terminated prior to December 31, 2007.

(ii) The Non-Vested Shares shall become fully vested in the event that on or before December 31, 2007, either of the following occurs: (1) termination of the Optionee’s Continuous Service (x) by reason of the Optionee’s death, or in the event the Optionee is determined by a medical doctor satisfactory to the Committee to have suffered a Disability, (y) by the Company without Cause, or (z) by the Optionee for Good Reason, or (2) a Change in Control of the Company during the Optionee’s Continuous Service.

(b) Forfeiture of Non-Vested Shares. If the Optionee’s Continuous Service is terminated or ceases, any Non-Vested Shares that have not previously vested pursuant to Section 23(a) and that do not vest on account of such termination or cessation shall automatically and without notice be forfeited immediately upon such event or occurrence and revert back to the Company, without any payment or other consideration to the Optionee. The Compensation Committee of the Company’s Board of Directors shall have the power and authority to enforce on behalf of the Company any and all rights of the Company under this Agreement in the event of the Optionee’s forfeiture of Non-Vested Shares pursuant to this Section 23(b).

(c) Delivery of Non-Vested Shares.

(i) One or more stock certificates evidencing the Non-Vested Shares shall be issued in the name of the Optionee but shall be held and retained by the Records Administrator of the Company until the date (the “Applicable Date”) on which the Non-Vested Shares become vested pursuant to Section 23(a). All such stock certificates shall bear the following legends, along with such other legends that the Company’s Board of Directors of the Company shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(ii) The Optionee shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing the Non-Vested Shares until such shares become vested. If the Optionee shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Optionee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Non-Vested Shares (or assignment of distributions thereon) on the books and records of the Company.

(iii) On or after Applicable Date, upon written request to the Company by the Optionee, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become vested on that Applicable Date, which certificate(s) shall be delivered to the Optionee as soon as administratively practicable after the date of receipt by the Company and the Optionee’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws).

(d) Non-Transferability of Non-Vested Shares. The Non-Vested Shares are not transferable unless and until they become vested in accordance with Section 23(a) of this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Any attempt to effect a Transfer of any Non-Vested Shares prior to the date on which the shares become vested pursuant to this Agreement shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(e) Tax Matters; Section 83(b) Election.

(i) If the Optionee properly elects, within thirty (30) days of the date on which the Option is exercised, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date on which the Option is exercised) of the Non-Vested Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Optionee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Non-Vested Shares. If the Optionee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Optionee under this Agreement) otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the Non-Vested Shares.

(ii) If the Optionee does not properly make the election described in Subsection 23(e)(i) above, the Optionee shall, no later than the date as of which any Non-Vested Shares become vested pursuant to section 23(a) hereof, pay to the Company, or make arrangements satisfactory to the Board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Non-Vested Shares that become vested, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Optionee under this Agreement) otherwise due to Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Non-Vested Shares.

(iii) Tax consequences to the Optionee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Non-Vested Shares (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Optionee. The Optionee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Optionee’s filing, withholding and payment (or tax liability) obligations.

(f) For purposes of this Section 23, the following terms shall have the following meanings:

(i) “Cause” shall have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement, consulting, or other agreement for the performance of services between the Optionee, and the

Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) an action or omission of the Optionee which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties and responsibilities to the Company which is not cured within fifteen (15) days after receipt by the Optionee of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services to the Company, or (iii) a conviction of any crime which involves dishonesty or a breach of trust. Any termination for Cause shall be made by notice in writing to the Optionee, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Optionee shall have the right to address the Company’s Board of Directors regarding the acts set forth in the notice of termination and may be represented by counsel at that meeting of the Board.

(ii) “Change in Control” shall mean the occurrence of any of the following:

(1) The acquisition by any Person of Beneficial Ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 23(f)(ii)(1), the following acquisitions shall not constitute or result in a Change of Control: (x) any acquisition by any Person that as of the date on which the Option is exercised owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

(2) During any period of two (2) consecutive years (not including any period prior to the date on which the Option is exercised) individuals who constitute the Board on the date on which the Option is exercised (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date on which the Option is exercised whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the

Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) or any Person that as of the date on which the Option is exercised owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(iii) “Continuous Service” shall mean the continuous service to the Company or any Related Entity, without interruption or termination, in any capacity of an employee, director or consultant. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of an employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or any Related Entity in any capacity of an employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(iv) “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(v) “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment agreement, consulting, or other agreement for the performance of services between the

Optionee, and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Optionee of any duties inconsistent in any respect with the Optionee’s position (including status, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Optionee; (ii) any failure by the Company to comply with any of its obligations to the Optionee, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Optionee; or (iii) the Company’s requiring the Optionee to be based at any office or location outside of Orlando, Florida except for travel reasonably required in the performance of the Optionee’s responsibilities.

(vi) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(vii) “Related Entity” shall mean any Subsidiary, and any business, corporation, partnership, limited liability company or other entity in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(viii) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3. The following new Section 24 is hereby added to the Stock Option Agreement to read as follows:

“24. Attestation. If and to the extent that the Optionee satisfies the purchase price upon exercise of the Option, and/or the Optionee’s obligation to pay any withholding or employment taxes resulting from the exercise of the Option and/or receipt or vesting of Shares received as a result of the Optionee’s exercise of the Option, by the delivery of Shares, he may instead, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised (and the withholding and employment taxes paid) without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.”

4. In all other respects, the Stock Option Agreement shall remain unchanged by this Amendment.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed the day and year first above written.

GENCOR INDUSTRIES, INC.

By: